EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350,
CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of On Command Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

      The Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2002, and 2001 and for the three years ended December 31, 2002, 2001 and 2000.

/s/ CHRISTOPHER SOPHINOS

Christopher Sophinos
President and Chief Executive Officer

Dated: March 31, 2003

/s/ BERNARD G. DVORAK

Bernard G. Dvorak
Senior Vice President,
Chief Financial Officer and Treasurer

Dated: March 31, 2003

      The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.